The Vantagepoint Funds
FYI 12/31/2004
Attachment Filed in Response to Form N-SAR Sub-Item 77P
Annual Expense Ratios
                                                             Ratio of
Fund Name                                                expenses to ANA

All-Equity Growth                                                      0.16%
Long-Term Growth                                                       0.14%
Traditional Growth                                                     0.14%
Conservative Growth                                                    0.14%
Savings Oriented                                                       0.15%
Growth & Income                                                        0.82%
Equity Income                                                          0.90%
International                                                          1.17%
US Government                                                          0.58%
Short Term Bond                                                        0.78%
Aggressive Opportunities                                               1.22%
Core Bond Class I                                                      0.45%
Growth                                                                 0.95%
Overseas Equity Index Class I                                          0.89%